Page 1


FOR IMMEDIATE RELEASE

For: Cathay General Bancorp                                Contact: Heng W. Chen
     777 N. Broadway                                       (213) 625-4752
     Los Angeles, CA 90012

           CATHAY GENERAL BANCORP ANNOUNCES EARNINGS OF $30.6 MILLION,
                   OR $0.60 PER SHARE, IN SECOND QUARTER 2007

      Los Angeles,  Calif.,  July 26:  Cathay  General  Bancorp (the  "Company",
NASDAQ: CATY), the holding company for Cathay Bank (the "Bank"), today announced results for the second quarter of 2007.

STRONG FINANCIAL PERFORMANCE

                                        Second Quarter 2007  Second Quarter 2006
-----------------------------------------------------------  -------------------

Net income                                    $30.6 million       $29.1 million
Basic earnings per share                              $0.60               $0.57
Diluted earnings per share                            $0.60               $0.56
Return on average assets                               1.40%               1.59%
Return on average stockholders' equity                13.13%              13.70%
Efficiency ratio                                      39.06%              37.85%

HIGHLIGHTS

o Second quarter earnings increased $1.5 million, or 5.3%, compared to the same quarter a year ago.
o Second quarter diluted earnings per share reached $0.60, increasing 7.1%, compared to the same quarter a year ago.
o Return on average assets was 1.40% for the quarter ended June 30, 2007, compared to 1.45% for the quarter ended March 31, 2007 and compared to 1.59% for the same quarter a year ago.
o Return on average stockholders' equity was 13.13% for the quarter ended June 30, 2007, compared to 12.87% for the quarter ended March 31, 2007, and compared to 13.70% for the same quarter a year ago.
o Gross loans increased by $278.1 million, or 4.7%, from $5.9 billion at March 31, 2007 to $6.2 billion at June 30, 2007.

      "We are pleased to report solid earnings during the second quarter in the continued challenging interest rate environment. We generated strong loan growth in all major categories during the second quarter," commented Dunson Cheng, Chairman of the Board, Chief Executive Officer, and President of the Company.

      "Our Hong Kong branch opened for business on May 25, 2007. During July, we opened our new Dallas, Texas and Ontario, California branches," said Peter Wu, Executive Vice Chairman and Chief Operating Officer.

      "The Company repurchased 2.1 million shares of its common stock during the first half of the year continuing the Company's commitment to effective capital management and stockholder value. Based on current trends, we are still optimistic that 2007 should be another record year for Cathay General Bancorp," concluded Dunson Cheng.

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                                                                          Page 2


INCOME STATEMENT REVIEW

      The   comparability   of   financial   information   is  affected  by  our
acquisitions. Operating results included the operations of acquired entities from the date of acquisition.

Net interest income before provision for loan losses

      Net interest income before provision for loan losses increased $5.4 million, or 7.7%, to $76.5 million during the second quarter of 2007 from $71.1 million during the same quarter a year ago. The increase was due primarily to the strong growth in loans and securities.

      The net interest margin, on a fully taxable-equivalent basis, was 3.78% for the second quarter of 2007. The net interest margin decreased 5 basis points from 3.83% in the first quarter of 2007 and decreased 49 basis points from 4.27% in the second quarter of 2006. The decrease in the net interest margin was primarily a result of the repricing of time deposits to reflect higher market interest rates, and increased reliance on more expensive wholesale deposits and borrowings.

      For the second quarter of 2007, the yield on average interest-earning assets was 7.39% on a fully taxable-equivalent basis, and the cost of funds on average interest-bearing liabilities equaled 4.22%. In comparison, for the second quarter of 2006, the yield on average interest-earning assets was 7.26% and cost of funds on average interest-bearing liabilities equaled 3.60%. The interest spread, defined as the difference between the yield on average interest-earning assets and the cost of funds on average interest-bearing liabilities, decreased primarily due to the reasons discussed above.

Provision for loan losses

      The provision for loan losses was $2.1 million for the second quarter of 2007 compared to $1.5 million provision for loan losses for the second quarter of 2006 and a $1.0 million provision for loan losses for the first quarter of 2007. The provision for loan losses was based on the review of the adequacy of the allowance for loan losses at June 30, 2007. The provision for loan losses represents the charge or credit against current earnings that is determined by management, through a credit review process, as the amount needed to establish an allowance that management believes to be sufficient to absorb loan losses inherent in the Company's loan portfolio. During the second quarter of 2007, the Company charged off $2.6 million in loans to a commercial borrower who ceased operations. The following table summarizes the charge-offs and recoveries for the periods as indicated:

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                                   For the three months      For the six months
                                        ended June 30,          ended June 30,
----------------------             ---------------------   ---------------------
(Dollars in thousands)                2007        2006        2007        2006
----------------------             ---------   ---------   ---------   ---------

Charge-offs:
  Commercial loans                 $   2,712   $     540   $   5,742   $     805
  Construction loans                      --          --         190          --
  Real estate loans                       57          --         118          --
  Installment and other loans              1           4           1           4
                                   ---------   ---------   ---------   ---------
     Total charge-offs                 2,770         544       6,051         809
Recoveries:
  Commercial loans                       302         410       2,773         644
  Construction loans                     190          --         190          --
  Real estate loans                      202          --         202           3
  Installment and other loans             19          12          25          16
                                   ---------   ---------   ---------   ---------
     Total recoveries                    713         422       3,190         663
                                   ---------   ---------   ---------   ---------
Net Charge-offs                    $   2,057   $     122   $   2,861   $     146
                                   ---------   ---------   ---------   ---------

Non-interest income

      Non-interest income, which includes revenues from depository service fees, letters of credit commissions, securities gains (losses), gains (losses) on loan sales, wire transfer fees, and other sources of fee income, was $6.2 million for the second quarter of 2007, an increase of $411,000, or 7.1%, compared to the non-interest income of $5.8 million for the second quarter of 2006.

      Letter of credit commissions decreased $102,000, or 6.6%, to $1.4 million in the second quarter of 2007 from $1.5 million in the second quarter of 2006 primarily due to decrease in standby letter of credit commissions.

      Depository service fees decreased $201,000, or 16.2%, from $1.2 million in the second quarter of 2006 to $1.0 million in the second quarter of 2007 due primarily to the decreases in account analysis charges.

      The above decreases were offset by the increase of $716,000, or 24.1%, in other operating income, due primarily to a $594,000 increase in venture capital investment income.

Non-interest expense

      Non-interest expense increased $3.2 million, or 11.1%, to $32.3 million in the second quarter of 2007 compared to $29.1 million in the same quarter a year ago. The efficiency ratio was 39.06% for the second quarter of 2007 compared to 37.85% in the year ago quarter and 38.44% for the first quarter of 2007.

      The increase of non-interest expense in the second quarter of 2007 compared to the same period a year ago was primarily due to the following:

      o Salaries and employee benefits increased $815,000, or 5.1%, due primarily to the Company's acquisitions and the hiring of additional staff.
      o Occupancy expenses increased $380,000, or 13.9%, primarily due to the additions of new branches through acquisitions and new branch openings.
      o Computer and equipment expenses increased $495,000, or 24.1%, primarily due to a $421,000 increase in software license fees under new data processing contracts.
      o Professional services expenses increased $965,000, or 61.2%, due primarily to increases of $321,000 increase in legal expenses related to loan collection efforts and a $330,000 increase in consulting expenses due in part to the opening of our new Hong Kong branch this year.

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      o     Expenses from operation of affordable housing investments  increased
            $145,000, or 11.2%, to $1.4 million compared to $1.3 million in the same quarter a year ago as a result of additional investments in affordable housing projects.

      o Amortization of core deposit premiums increased $191,000, or 12.1%, due to the acquisitions of New Asia Bank and United Heritage Bank.

      o Other operating expenses increased $619,000, or 28.3%, primarily due to increases in insurance expenses of $149,000, recruiting expenses of $125,000, communication expenses of $122,000, and other miscellaneous expenses.

      o Partially offsetting the above increases, OREO expenses decreased $394,000 primarily due to a $283,000 writedown of OREO in 2006.

Income taxes

      The effective tax rate was 36.7% for the second quarter of 2007, compared to 37.2% for the same quarter a year ago and 36.4% for the full year 2006.

BALANCE SHEET REVIEW

      Total assets increased by $874.5 million, or 10.9%, to $8.9 billion at June 30, 2007, from year-end 2006 assets of $8.0 billion. The increase in total assets was represented primarily by increases in loans, securities purchased under agreements to resell, and investment securities.

      Securities purchased under agreements to resell increased $204.0 million and long-term certificates of deposit increased $50.0 million during the first six months of 2007 due to attractive rates available on these investments. Securities available-for-sale increased by $188.9 million during the first six months of 2007 primarily due to purchases of callable agency securities which provided collateral for repurchase agreements.

      The growth of gross loans to $6.2 billion as of June 30, 2007, from $5.7 billion as of December 31, 2006, represents an increase of $427.3 million, or 7.4%, of which $38.6 million resulted from the acquisition of United Heritage Bank on March 30, 2007.

      The changes in the loan composition from December 31, 2006, are presented below:

                                       June 30,     December 31,
Type of Loans:                           2007          2006         % Change
--------------                       -----------    -----------    -----------
                                       (Dollars in thousands)

Commercial                           $ 1,307,937    $ 1,243,756              5
Residential mortgage                     500,977        455,949             10
Commercial mortgage                    3,491,591      3,226,658              8
Equity lines                             107,226        118,473             (9)
Real estate construction                 749,229        685,206              9
Installment                               13,497         13,257              2
Other                                      4,377          4,247              3
                                     -----------    -----------
   Gross loans and leases            $ 6,174,834    $ 5,747,546              7

Allowance for loan losses                (65,360)       (64,689)             1
Unamortized deferred loan fees           (11,325)       (11,984)            (5)
                                     -----------    -----------
   Total loans and leases, net       $ 6,098,149    $ 5,670,873              8
                                     ===========    ===========

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      Total deposits increased $166.7 million,  or 2.9%, to $5.8 billion at June
30, 2007, from $5.7 million at December 31, 2006, of which $54.2 million resulted from the acquisition of United Heritage Bank at March 31, 2007. The changes in the deposit composition from December 31, 2006, are presented below:

                                       June 30,     December 31,
Deposits                                 2007          2006         % Change
--------                             -----------    -----------    -----------
                                       (Dollars in thousands)

Non-interest-bearing demand          $   795,836    $   781,492              2
NOW                                      235,769        239,589             (2)
Money market                             671,671        657,689              2
Savings                                  349,442        358,827             (3)
Time deposits under $100,000           1,095,452      1,007,637              9
Time deposits of $100,000 or more      2,693,869      2,630,072              2
                                     -----------    -----------
Total deposits                       $ 5,842,039    $ 5,675,306              3
                                     ===========    ===========

      At June 30, 2007, brokered deposits increased $125.3 million to $373.0 million from $247.7 million at December 31, 2006.

      Securities sold under agreement to repurchase increased $480.1 million from $400.0 million at December 31, 2006, to $880.1 million at June 30, 2007.
Advances from the Federal Home Loan Bank increased $185.0 million to $899.7 million at June 30, 2007, compared to $714.7 million at December 31, 2006.

ASSET QUALITY REVIEW

      Non-performing assets to gross loans and other real estate owned was 0.61% at June 30, 2007, compared to 0.62% at December 31, 2006. Total non-performing assets increased $2.0 million to $37.6 million at June 30, 2007, compared with $35.6 million at December 31, 2006, primarily due to a $12.6 million increase in non-accrual loans offset by a $4.9 million decrease in other real estate owned and by a $5.7 million decrease in accruing loans past due 90 days or more. At June 30, 2007, total nonaccrual loans included $18.2 million in loans secured by real estate collateral in Texas comprised of a $9.7 million apartment loan, a $6.8 million shopping center construction loan, and a $1.7 million office building loan.

      The allowance for loan losses amounted to $65.4 million at June 30, 2007, and represented the amount that the Company believes to be sufficient to absorb loan losses inherent in the Company's loan portfolio. The allowance for loan losses represented 1.06% of period-end gross loans and 176% of non-performing loans at June 30, 2007. The comparable ratios were 1.13% of gross loans and 213% of non-performing loans at December 31, 2006. Results of the changes to the Company's non-performing assets and troubled debt restructurings are highlighted below:

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                                       June 30,     December 31,
Non-performing assets                    2007          2006         % Change
---------------------                -----------    -----------    -----------
                                       (Dollars in thousands)

Accruing loans past due 90 days
  or more                            $     2,251    $     8,008            (72)
Non-accrual loans:
  Construction                            12,037          5,786            108
  Commercial real estate                  16,326          1,276          1,179
  Commercial                               5,173         14,425            (64)
  Real Estate Mortgage                     1,371            835             64
  Other                                       18             --            100
                                     -----------    -----------
Total non-accrual loans:                  34,925         22,322             56
                                     -----------    -----------
    Total non-performing loans            37,176         30,330             23
       Other real estate owned               374          5,259            (93)
                                     -----------    -----------
    Total non-performing assets      $    37,550    $    35,589              6
                                     -----------    -----------
Troubled debt restructurings         $       938    $       955             (2)
                                     ===========    ===========

CAPITAL ADEQUACY REVIEW

      At June 30, 2007, the Tier 1 risk-based capital ratio of 9.21%, total risk-based capital ratio of 10.69%, and Tier 1 leverage capital ratio of 8.46%, continue to place the Company in the "well capitalized" category, which is defined as institutions with a Tier 1 risk-based capital ratio equal to or greater than six percent, a total risk-based capital ratio equal to or greater than ten percent, and a Tier 1 leverage capital ratio equal to or greater than five percent. At December 31, 2006, the Company's Tier 1 risk-based capital ratio was 9.40%, the total risk-based capital ratio was 11.00%, and Tier 1 leverage capital ratio was 8.98%.

      During the second quarter of 2007, the Company repurchased 1,226,150 shares of its common stock for $41.6 million, or $33.90 average cost per share. During the first half of 2007, the Company repurchased 2,104,053 shares of its common stock for $71.5 million, or $33.99 average cost per share. At June 30, 2007, 347,650 shares remain under the Company's May 8, 2007, repurchase program.

      The Company issued $20.6 million of junior subordinated debt on May 31, 2007 at a rate of LIBOR plus 140 basis points. The junior subordinated debt qualifies as Tier 1 capital for regulatory reporting purposes.

YEAR-TO-DATE REVIEW

      Net income was $60.5 million, or $1.17 per diluted share for the six months ended June 30, 2007, an increase of $4.1 million, or 7.4%, in net income over the $56.4 million, or $1.10 per diluted share for the same period a year ago due primarily to increases in net interest income. The net interest margin for the six months ended June 30, 2007, decreased 50 basis points to 3.80% compared to 4.30% for the same period a year ago.

      Return on average stockholders' equity was 13.00% and return on average assets was 1.42% for the six months ended June 30, 2007, compared to a return on average stockholders' equity of 13.87% and a return on average assets of 1.63% for the same period of 2006. The efficiency ratio for the six months ended June 30, 2007 was 38.76% compared to 37.00% for the same period a year ago.

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ABOUT CATHAY GENERAL BANCORP

      Cathay General Bancorp is the holding company for Cathay Bank, a California state-chartered bank. Founded in 1962, Cathay Bank offers a wide range of financial services. Cathay Bank currently operates 31 branches in California, nine branches in New York State, one in Massachusetts, two in Texas, three in Washington State, three in Chicago, Illinois, one in New Jersey, one in Hong Kong and representative offices in Taipei and Shanghai. Cathay Bank's website is found at http://www.cathaybank.com/.

FORWARD-LOOKING STATEMENTS AND OTHER NOTICES

      Statements made in this press release, other than statements of historical fact, are forward-looking statements within the meaning of the applicable provisions of the Private Securities Litigation Reform Act of 1995 regarding management's beliefs, projections, and assumptions concerning future results and events. These forward-looking statements may include, but are not limited to, such words as "believes," "expects," "anticipates," "intends," "plans," "estimates," "may," "will," "should," "could," "predicts," "potential," "continue," or the negative of such terms and other comparable terminology or similar expressions. Forward-looking statements are not guarantees. They involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance, or achievements of Cathay General Bancorp to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Such risks and uncertainties and other factors include, but are not limited to, adverse developments or conditions related to or arising from: expansion into new market areas; acquisitions of other banks, if any; fluctuations in interest rates; demographic changes; earthquake or other natural disasters; competitive pressures; deterioration in asset or credit quality; changes in the availability of capital; legislative and regulatory developments; changes in business strategy; and general economic or business conditions in California and other regions where Cathay Bank has operations.

      These and other factors are further described in Cathay General Bancorp's Annual Report on Form 10-K for the year ended December 31, 2006, its reports and registration statements filed with the Securities and Exchange Commission ("SEC") and other filings it makes in the future with the SEC from time to time. Cathay General Bancorp has no intention and undertakes no obligation to update any forward-looking statements or to publicly announce the results of any revision of any forward-looking statement to reflect future developments or events.

      Cathay General Bancorp's filings with the SEC are available to the public from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov, or by request directed to Cathay General Bancorp, 777
N.  Broadway,  Los  Angeles,  CA  90012,  Attention:  Investor  Relations  (213)
625-4749.

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                             CATHAY GENERAL BANCORP
                        CONSOLIDATED FINANCIAL HIGHLIGHTS
                                   (Unaudited)

                                            Three months ended June 30,               Six months ended June 30,
(Dollars in thousands,              ---------------------------------------   ---------------------------------------
except per share data)                  2007          2006         % Change       2007          2006         % Change
---------------------------------------------------------------------------------------------------------------------
FINANCIAL PERFORMANCE
Net interest income before
  provision for loan losses         $    76,497   $    71,050             8   $   149,249   $   136,191            10
    Provision for loan losses             2,100         1,500            40         3,100         3,000             3
                                    -------------------------                 -------------------------
      Net interest income after
        provision for loan losses        74,397        69,550             7       146,149       133,191            10
    Non-interest income                   6,162         5,751             7        12,046        10,826            11
    Non-interest expense                 32,285        29,069            11        62,514        54,395            15
                                    -------------------------                 -------------------------
    Income before income tax
      expense                            48,274        46,232             4        95,681        89,622             7
    Income tax expense                   17,693        17,180             3        35,134        33,234             6
                                    -------------------------                 -------------------------
    Net income                      $    30,581   $    29,052             5   $    60,547   $    56,388             7
                                    =========================                 =========================

    Net income per common share:
      Basic                         $      0.60   $      0.57             5   $      1.18   $      1.11             6
      Diluted                       $      0.60   $      0.56             7   $      1.17   $      1.10             6

Cash dividends paid per
  common share                      $     0.105   $     0.090            17   $     0.195   $     0.180             8

=====================================================================================================================

SELECTED RATIOS
    Return on average assets               1.40%         1.59%          (12)         1.42%         1.63%          (13)
    Return on average
      stockholders' equity                13.13%        13.70%           (4)        13.00%        13.87%           (6)
    Efficiency ratio                      39.06%        37.85%            3         38.76%        37.00%            5
    Dividend payout ratio                 17.56%        15.94%           10         16.59%        16.23%            2

=====================================================================================================================

YIELD ANALYSIS
  (Fully taxable equivalent)
    Total interest-earning assets          7.39%         7.26%            2          7.41%         7.11%            4
    Total interest-bearing
      liabilities                          4.22%         3.60%           17          4.24%         3.40%           25
    Net interest spread                    3.17%         3.66%          (13)         3.17%         3.71%          (15)
    Net interest margin                    3.78%         4.27%          (11)         3.80%         4.30%          (12)

=====================================================================================================================

                                     June 30,      June 30,     December 31,
                                       2007          2006          2006
                                    -----------   -----------   -----------
CAPITAL RATIOS
    Tier 1 risk-based capital
      ratio                                9.21%         9.45%         9.40%
    Total risk-based capital
      ratio                               10.69%        10.45%        11.00%
    Tier 1 leverage capital
      ratio                                8.46%         8.85%         8.98%

=====================================================================================================================

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                                                                          Page 9


                             CATHAY GENERAL BANCORP
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                   (Unaudited)

                                                         June 30,      December 31,
                                                           2007            2006          % change
                                                       ------------    ------------    ------------
                                                       (In thousands, except share
                                                            and per share data)
Assets
Cash and due from banks                                $    112,814    $    114,798              (2)
Federal funds sold                                               --          18,000            (100)
                                                       ----------------------------
  Cash and cash equivalents                                 112,814         132,798             (15)
Short-term investments                                       25,027          16,379              53
Securities purchased under agreements to resell             204,000              --             100
Long-term certificates of deposit                            50,000              --             100
Securities available-for-sale (amortized cost of
  $1,738,456 at June 30, 2007 and $1,543,667
  at December 31, 2006)                                   1,711,128       1,522,223              12
Trading securities                                           10,294           5,309              94
Loans                                                     6,174,834       5,747,546               7
  Less: Allowance for loan losses                           (65,360)        (64,689)              1
        Unamortized deferred loan fees, net                 (11,325)        (11,984)             (5)
                                                       ----------------------------
        Loans, net                                        6,098,149       5,670,873               8
Federal Home Loan Bank stock                                 50,298          34,348              46
Other real estate owned, net                                    374           5,259             (93)
Affordable housing investments, net                          85,316          87,289              (2)
Premises and equipment, net                                  73,558          72,934               1
Customers' liability on acceptances                          25,604          27,040              (5)
Accrued interest receivable                                  51,998          39,267              32
Goodwill                                                    320,653         316,752               1
Other intangible assets, net                                 39,744          42,987              (8)
Other assets                                                 42,071          53,050             (21)
                                                       ----------------------------
  Total assets                                         $  8,901,028    $  8,026,508              11
                                                       ============================

Liabilities and Stockholders' Equity
Deposits
  Non-interest-bearing demand deposits                 $    795,836    $    781,492               2
  Interest-bearing deposits:
    NOW deposits                                            235,769         239,589              (2)
    Money market deposits                                   671,671         657,689               2
    Savings deposits                                        349,442         358,827              (3)
    Time deposits under $100,000                          1,095,452       1,007,637               9
    Time deposits of $100,000 or more                     2,693,869       2,630,072               2
                                                       ----------------------------
    Total deposits                                        5,842,039       5,675,306               3
                                                       ----------------------------

Federal funds purchased                                      38,000          50,000             (24)
Securities sold under agreement to repurchase               880,102         400,000             120
Advances from the Federal Home Loan Bank                    899,680         714,680              26
Other borrowings                                             19,000          10,000              90
Other borrowings from affordable housing investments         19,746          19,981              (1)
Long-term debt                                              171,136         104,125              64
Acceptances outstanding                                      25,604          27,040              (5)
Minority interest in consolidated subsidiaries                8,500           8,500              --
Other liabilities                                            80,279          73,802               9
                                                       ----------------------------
  Total liabilities                                       7,984,086       7,083,434              13
                                                       ----------------------------
  Commitments and contingencies                                  --              --              --
                                                       ----------------------------
  Total stockholders' equity                                916,942         943,074              (3)
                                                       ----------------------------
  Total liabilities and stockholders' equity           $  8,901,028    $  8,026,508              11
                                                       ============================

Book value per share                                   $      18.35    $      18.16               1
Number of common stock shares outstanding                49,963,215      51,930,955              (4)

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
                                                                         Page 10


                             CATHAY GENERAL BANCORP
      CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
                                   (Unaudited)

                                                        Three months ended June 30,      Six months ended June 30,
                                                       ----------------------------    ----------------------------
                                                           2007            2006            2007            2006
                                                       ------------    ------------    ------------    ------------
                                                              (In thousands, except share and per share data)
INTEREST AND  DIVIDEND INCOME
Loan receivable, including loan fees                   $    118,737    $    104,158    $    232,916    $    194,244
Investment securities- taxable                               24,439          15,381          46,254          28,527
Investment securities- nontaxable                               583             707           1,182           1,429
Federal Home Loan Bank stock                                    541             369           1,050             717
Agency preferred stock                                          174             295             338             504
Federal funds sold and securities
  purchased under agreements to resell                        3,965             102           7,767             130
Deposits with banks                                           1,254              87           2,040             154

                                                       ----------------------------    ----------------------------
Total interest and dividend income                          149,693         121,099         291,547         225,705
                                                       ----------------------------    ----------------------------

INTEREST EXPENSE
Time deposits of $100,000 or more                            31,900          24,390          63,052          45,828
Other deposits                                               18,684          12,714          36,671          22,607
Securities sold under agreements to repurchase                7,544           4,013          13,261           6,526
Advances from Federal Home Loan Bank                         11,677           6,894          23,458          10,693
Long-term debt                                                2,899           1,110           4,875           2,151
Short-term borrowings                                           492             928             981           1,709
                                                       ----------------------------    ----------------------------
Total interest expense                                       73,196          50,049         142,298          89,514
                                                       ----------------------------    ----------------------------

Net interest income before provision for loan losses         76,497          71,050         149,249         136,191
Provision for loan losses                                     2,100           1,500           3,100           3,000
                                                       ----------------------------    ----------------------------
Net interest income after provision for loan losses          74,397          69,550         146,149         133,191
                                                       ----------------------------    ----------------------------

NON-INTEREST INCOME
Securities gains, net                                            --               2             191              29
Letters of credit commissions                                 1,435           1,537           2,727           2,606
Depository service fees                                       1,037           1,238           2,383           2,493
Other operating income                                        3,690           2,974           6,745           5,698
                                                       ----------------------------    ----------------------------
Total non-interest income                                     6,162           5,751          12,046          10,826
                                                       ----------------------------    ----------------------------

NON-INTEREST EXPENSE
Salaries and employee benefits                               16,886          16,071          33,863          30,111
Occupancy expense                                             3,107           2,727           5,876           4,807
Computer and equipment expense                                2,553           2,058           4,777           3,668
Professional services expense                                 2,543           1,578           4,271           3,219
FDIC and State assessments                                      261             254             520             503
Marketing expense                                               904             911           1,805           1,606
Other real estate owned expense                                  17             411             261             496
Operations of affordable housing investments                  1,444           1,299           2,388           2,598
Amortization of core deposit intangibles                      1,767           1,576           3,531           2,977
Other operating expense                                       2,803           2,184           5,222           4,410
                                                       ----------------------------    ----------------------------
Total non-interest expense                                   32,285          29,069          62,514          54,395
                                                       ----------------------------    ----------------------------

Income before income tax expense                             48,274          46,232          95,681          89,622
Income tax expense                                           17,693          17,180          35,134          33,234
                                                       ----------------------------    ----------------------------
Net income                                                   30,581          29,052          60,547          56,388
                                                       ----------------------------    ----------------------------

Other comprehensive loss, net of tax                         (8,093)         (4,278)         (3,410)        (11,117)
                                                       ----------------------------    ----------------------------

Total comprehensive income                             $     22,488    $     24,774    $     57,137    $     45,271
                                                       ============================    ============================

Net income per common share:
  Basic                                                $       0.60    $       0.57    $       1.18    $       1.11
  Diluted                                              $       0.60    $       0.56    $       1.17    $       1.10

Cash dividends paid per common share                   $      0.105    $      0.090    $      0.195    $      0.180
Basic average common shares outstanding                  50,558,218      51,390,534      51,118,374      50,811,866
Diluted average common shares outstanding                51,158,029      51,990,604      51,723,487      51,397,526

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
                                                                         Page 11


                             CATHAY GENERAL BANCORP
         AVERAGE BALANCES - SELECTED CONSOLIDATED FINANCIAL INFORMATION
                                   (Unaudited)

                                                        For the three months ended,
------------------------------------------------------------------------------------------------------------------------------------
(In thousands)                                 June 30, 2007                  June 30, 2006                 March 31, 2007
--------------------------------------------------------------------   ----------------------------   ----------------------------
Interest-earning assets                    Average         Average        Average         Average        Average         Average
                                           Balance        Yield/Rate      Balance        Yield/Rate      Balance        Yield/Rate
                                                            (1)(2)                         (1)(2)                         (1)(2)
                                        ----------------------------   ----------------------------   ----------------------------
Loans and leases (1)                    $   6,010,958           7.92%  $   5,285,231           7.90%  $   5,787,959           8.00%
Taxable investment securities               1,734,645           5.65%      1,289,299           4.79%      1,578,706           5.60%
Tax-exempt investment securities (2)           66,206           6.89%         85,393           7.01%         75,549           6.16%
FHLB & FRB stock                               50,165           4.33%         30,171           4.91%         44,957           4.59%
Federal funds sold and securities
  purchased under agreements to resell        216,646           7.34%          9,723           4.21%        217,662           7.08%
Deposits with banks                            68,177           7.38%         17,235           2.02%         47,822           6.67%
                                        ----------------------------   ----------------------------   ----------------------------
  Total interest-earning assets         $   8,146,797           7.39%  $   6,717,052           7.26%  $   7,752,655           7.44%
                                        -------------                  -------------                  -------------

Interest-bearing liabilities
Interest-bearing demand deposits        $     233,260           1.29%  $     245,933           1.25%  $     232,656           1.26%
Money market                                  675,753           3.09%        577,276           2.65%        666,454           3.08%
Savings deposits                              353,562           1.01%        405,519           0.92%        344,336           1.00%
Time deposits                               3,683,089           4.76%      3,258,591           3.89%      3,654,859           4.72%
                                        ----------------------------   ----------------------------   ----------------------------
  Total interest-bearing deposits       $   4,945,664           4.10%  $   4,487,319           3.32%  $   4,898,305           4.07%
Federal funds purchased                        34,780           5.35%         45,357           4.98%         25,244           5.33%
Securities sold under agreements
  to repurchase                               831,625           3.64%        400,000           4.02%        616,418           3.76%
Other borrowed funds                          982,126           4.78%        593,262           4.91%        923,273           5.24%
Long-term debt                                157,541           7.38%         53,997           8.25%        105,156           7.62%
                                        ----------------------------   ----------------------------   ----------------------------
  Total interest-bearing
    liabilities                             6,951,736           4.22%      5,579,935           3.60%      6,568,396           4.27%

Non-interest-bearing demand
  deposits                                    784,033                        776,203                        772,268
                                        -------------                  -------------                  -------------
  Total deposits and other borrowed
    funds                               $   7,735,769                  $   6,356,138                  $   7,340,664
                                        -------------                  -------------                  -------------

Total average assets                    $   8,787,525                  $   7,308,866                  $   8,389,776
Total average stockholders' equity      $     934,313                  $     850,843                  $     944,314
                                        -------------                  -------------                  -------------

                                                        For the six months ended,
---------------------------------------------------------------------------------------------------
(In thousands)                                 June 30, 2007                  June 30, 2006
--------------------------------------------------------------------   ----------------------------
Interest-earning assets                    Average         Average        Average         Average
                                           Balance        Yield/Rate      Balance        Yield/Rate
                                                            (1)(2)                         (1)(2)
                                        ----------------------------   ----------------------------
Loans and leases                        $   5,900,074           7.96%    $ 5,063,174           7.74%
Taxable investment securities               1,657,107           5.63%      1,225,901           4.69%
Tax-exempt investment securities (2)           70,851           6.50%         86,070           6.78%
FHLB & FRB stock                               47,575           4.45%         29,964           4.83%
Federal funds sold and securities
  purchased under agreements to resell        217,151           7.21%          6,192           4.23%
Deposits with banks                            58,056           7.09%         18,281           1.70%
                                        ----------------------------   ----------------------------
  Total interest-earning assets         $   7,950,814           7.41%  $   6,429,582           7.11%
                                        -------------                  -------------

Interest-bearing liabilities
Interest-bearing demand deposits        $     232,960           1.28%  $     244,207           1.10%
Money market deposits                         671,130           3.09%        576,522           2.48%
Savings deposits                              348,974           1.00%        381,789           0.85%
Time deposits                               3,669,048           4.74%      3,177,397           3.71%
                                        ----------------------------   ----------------------------
  Total interest-bearing deposits       $   4,922,112           4.09%  $   4,379,915           3.15%
Federal funds purchased                        30,039           5.35%         45,193           4.76%
Securities sold under agreements
  to repurchase                               724,616           3.69%        340,331           3.87%
Other borrowed funds                          952,862           5.00%        489,663           4.67%
Long-term debt                                131,493           7.48%         53,990           8.03%
                                        ----------------------------   ----------------------------
  Total interest-bearing liabilities        6,761,122           4.24%      5,309,092           3.40%

Non-interest-bearing demand deposits          778,183                        747,063
                                        -------------                  -------------
  Total deposits and other borrowed
    funds                               $   7,539,305                  $   6,056,155
                                        -------------                  -------------

Total average assets                    $   8,589,745                  $   6,970,728
Total average stockholders' equity      $     939,286                  $     819,876
                                        -------------                  -------------

(1) Yields and interest earned include net loan fees. Non-accrual loans are included in the average balance.

(2) The average yield has been adjusted to a fully taxable-equivalent basis for certain securities of states and political subdivisions and other securities held using a statutory Federal income tax rate of 35%.